UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on June 2, 2016, our stockholders: (i) re-elected 10 directors, Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff and Ms. Stephanie H. Wiggins to serve until the next annual meeting of stockholders in 2017; and (ii) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016.

The voting results were as follows:

Election of Directors	Shares For	Shares Against	Abstentions	Broker Non-Votes
Mr. Beach	13,198,925	570,313	120,772	12,505,139
Mr. E. Cohen	9,913,674	3,851,739	124,597	12,505,139
Mr. J. Cohen	12,319,708	1,454,411	115,891	12,505,139
Mr. Fore	13,406,016	362,929	121,065	12,505,139
Mr. Hart	13,413,629	356,692	119,689	12,505,139
Mr. Ickowicz	13,393,931	372,606	123,473	12,505,139
Mr. Kessler	13,378,666	389,045	122,298	12,505,139
Mr. Levin	12,952,297	790,789	120,066	12,531,996
Mr. Neff	13,172,986	596,263	120,760	12,505,139
Ms. Wiggins	13,419,927	353,718	116,364	12,505,139

A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016:

Shares For	Shares Against	Abstentions
25,752,178	465,457	177,513

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: June 6, 2016	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary